UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Financing

On May 13, 2024, IMAC Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, 450 shares of Series F convertible preferred stock, par value $0.001 per share (“Series F Preferred Stock”) and warrants (the “Warrants”, and, together with the Series F Preferred Stock, the “Securities”), for aggregate cash proceeds of $450,000. Such investment is referred to as the “PIPE Financing”. The Securities Purchase Agreement, the Series F Certificate of Designations (as defined below) the Warrants, and the Registration Rights Agreement (as defined below) are collectively referred to as the “Transaction Documents.” On May 14, 2024, the Company consummated the transactions contemplated by the Securities Purchase Agreement.

Series F Preferred Stock

The following is a description of the principal terms of the Series F Preferred Stock, which will be set forth in a Certificate of Designation of Rights and Preferences of the Series F Convertible Preferred Stock (the “Series F Certificate of Designations”).

Authorized; Stated Value. Pursuant to the Series F Certificate of Designations, the Company will authorize 450 shares of Series F Preferred Stock and pursuant to the Series F Certificate of Designations. Each share of Series F Preferred Stock has a stated value of $1,000 (subject to increase upon any capitalization of dividends).

Ranking. The Series F Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (to be defined in the Securities Purchase Agreement) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series F Preferred Stock.

Liquidation Preference. In the event of a Liquidation Event, to be defined in the Series F Certificate of Designations, the holders thereof shall be entitled to receive payment in an amount per share equal to the greater of (A) 110% of the sum of the stated value of the share plus any amount owed to the holder by the Company in connection with the share, including all declared and unpaid dividends thereon, on the date of such payment and (B) the amount per share such holders would receive if such shares had been converted into Common Stock immediately prior to the date of such payment; provided, however that if the funds available for such payment to the holders of Series F Preferred Stock and any other capital stock of the Company ranking on par with them for liquidation purposes are insufficient, all such holders shall be paid proportionally to their holdings out of available funds.

Dividends. Dividends on the Series F Preferred Stock equal to 10% per annum (subject to adjustment) will begin to accrue upon issuance and, subject to the satisfaction of certain customary equity conditions, will be payable in shares of Common Stock, provided, however, that the Company may elect to capitalize dividends in lieu of issuing shares of Common Stock by increasing the stated value of each applicable share of Series F Preferred Stock. If the Company fails to properly satisfy such equity conditions, such dividends will be capitalized for each holder of Series F Preferred Stock (unless such holder waives such failure in order to receive shares of Common Stock as payment for such dividend). Notwithstanding the foregoing, unless the Company obtains the Stockholder Approval (see “Stockholder Approval” below), all dividends shall be capitalized dividends.

Conversion Rights

Conversion at Option of Holder. Each holder of Series F Preferred Stock may convert all, or any part, of their outstanding Series F Preferred Stock, at any time at such holder’s option, into shares of Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) based on the fixed “Conversion Price” of $3.401.

Adjustments to Conversion Price. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series F Preferred Stock will not initially have antidilution protection for issuances below the conversion price then in effect in subsequent placements, if the Company obtains the Stockholder Approval (see “Stockholder Approval” below), thereafter the Series F Preferred Stock shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Mandatory Conversion. If the closing price of the Common Stock on the principal trading market, if any, in which the shares of Common Stock then trade (the “Principal Market”), equals at least 300% of the Conversion Price for twenty (20) consecutive trading days and no Equity Conditions Failure exists, the Company may require each holder of Series F Preferred Stock, on a pro rata basis among all such holders, to convert all, or any number, of the shares of Series F Preferred Stock based on the then-current Conversion Price.

Alternate Conversion Upon a Triggering Event. Solely if the Company has obtained the Stockholder Approval (see “Stockholder Approval” below), following the occurrence and during the continuance of a Triggering Event (to be defined in the Series F Certificate of Designations), each holder may alternatively elect to convert the Series F Preferred Stock at the “Alternate Conversion Price” equal to the lesser of (A) the Conversion Price, and (B) the greater of (x) the floor price of $0.6802, and (y) 80% of the volume weighted average price of the Common Stock during the 5 consecutive trading days immediately prior to such conversion.

Limitation on Beneficial Ownership. No conversion shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such conversion.

Company Redemption. At any time, the Company shall have the right to redeem in cash all, but not less than all, the shares of Series F Preferred Stock then outstanding at the greater of (x) 110% of the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series F Preferred Stock. The equity value of the Common Stock underlying the Series F Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Exchange Right. Holders of Series F Preferred Stock may elect in writing to participate in certain Subsequent Placements (as defined in the Series F Certificate of Designations) at a value of 105% of the Conversion Amount (as defined in the Series F Certificate of Designations) of the shares of Series F Preferred Stock to be exchanged.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series F Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series F Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Change of Control Exchange. Upon a change of control of the Company, each holder may require us to exchange the holder’s shares of Series F Preferred Stock for consideration equal to the change of Control Election Price (to be defined in the Series F Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Series F Certificate of Designations will prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the Series F Certificate of Designations and the other Transaction Documents.

Voting Rights. The holders of the Series F Preferred Stock will have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series F Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Series F Certificate of Designations will contain a variety of obligations on the part of the Company not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Series F Certificate of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series F Certificate of Designations or the Warrants.

Reservation Requirements. So long as any Series F Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series F Preferred Stock then outstanding.

Warrants

The Warrants will have an exercise price of $3.401 per share, subject to customary adjustments, will become exercisable on six month and one day anniversary of the issuance date (the “Initial Exercisability Date”), and expire on the fifth (5th) anniversary of the Initial Exercisability Date.

Stock Splits; Adjustments. The exercise price and share number of the Warrants will be subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Warrants will not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such exercise.

Stockholder Approval

The Company will seek the approval of the Company’s stockholders to the issuance of all of the securities issuable pursuant to the Series F Preferred Stock and the Warrants in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”).

Registration Rights Agreement

The Investors will also be granted certain customary registration rights in connection with respect to the shares of Common Stock underlying the Series F Preferred Stock and the Warrants, pursuant to a registration rights agreement dated May 13, 2024 (the “Registration Rights Agreement”).

The foregoing description of the PIPE Financing does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Securities Purchase Agreement, the Series F Certificate of Designations, the form of Warrant, and the Registration Rights Agreement, filed herewith as Exhibits 10.1, 3.1.1, 4.1, and 10.2, respectively.

Series D Preferred Stock and Series E Preferred Stock

As previously reported on a Current Report on Form 8-K filed on May 1, 2024, on April 30, 2024, the Company entered into securities purchase agreements (each, an “April 30 Securities Purchase Agreement”) with various holders (the “Note Holders”) of senior secured convertible debentures (the “Notes”) of Theralink Technologies, Inc. (“Theralink”) for the sale of shares of the Company’s newly created Series D Convertible Preferred Stock, $0.001 par value (the “Series D Preferred Stock”). The Company is issuing an aggregate of 17,364 shares of Series D Preferred Stock, determined in accordance with the Table of Allocations attached to the April 30 Securities Purchase Agreements and the valuation of Theralink’s assets.

As previously reported on a Current Report on Form 8-K filed on May 1, 2024, on May 1, 2024, the Company entered into a Settlement and Release Agreement with Theralink (the “Settlement Agreement”) pursuant to which the parties agreed to a settlement of the default by Theralink under the previously announced Credit Agreement dated April 11, 2024 between the Company as Lender and Theralink as Borrower (the “Theralink Credit Agreement”). The default was a cross-default triggered by Theralink’s failure to make payments on the Notes, which had been accelerated by the Noteholders on April 30, 2024. The settlement consisted of the transfer of all of the assets of Theralink, other than certain excluded assets, and certain liabilities, to the Company in exchange for (i) the forgiveness by the Company of the outstanding amounts due under the Notes to be held by the Company pursuant to the April 30 Securities Purchase Agreement, certain other pre-existing notes made by Theralink in favor of the Company, having an aggregate outstanding principal amount of $3,000,000, and the Theralink Credit Agreement and (ii) the issuance to Theralink of the Company’s newly created Series E Convertible Preferred Stock, $0.001 par value (the “Series E Preferred Stock”). The Company is issuing an aggregate of 26,618 shares of Series E Preferred Stock, determined in accordance with the Table of Allocations attached to the Settlement Agreement and the valuation of Theralink’s assets.

With the issuance of the Series D Preferred Stock and Series E Preferred Stock, the Company has consummated the transactions contemplated by the April 30 Securities Purchase Agreement and completed the issuance of all consideration required to be delivered by the Company pursuant to the Settlement Agreement.

The principal terms of the Series D Preferred Stock and the Series E Preferred Stock (collectively, the “Series D and E Preferred Stock”) are set forth in a Certificate of Designation of Rights and Preferences of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”) a Certificate of Designation of Rights and Preferences of the Series E Convertible Preferred Stock (the “Series E Certificate of Designations” and, together with the Series D Certificate of Designations, the “Series D and E Certificates of Designations”), respectively. The following is a description of the principal terms of the Series D and E Preferred Stock. The rights and preferences of the Series D Preferred Stock and the Series E Convertible Stock are identical in all material respects, except that only the holders of Series D Preferred Stock are entitled to an exchange right, described below under Exchange Right.

Authorized; Stated Value. Pursuant to the Series D Certificate of Designations, the Company authorized 17,364 shares of Series D Preferred Stock pursuant to the Series D Certificate of Designations. Pursuant to the Series E Certificate of Designations, the Company authorized 26,618 shares of Series E Preferred Stock. Each share of Series D and E Preferred Stock has a stated value of $1,000 (subject to increase upon any capitalization of dividends).

Ranking. The Series D and E Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series D and E Certificates of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series D and E Preferred Stock.

Liquidation Preference. In the event of a Liquidation Event, as defined in the Series D and E Certificates of Designations, the holders thereof shall be entitled to receive payment in an amount per share equal to the greater of (A) 110% of the sum of the stated value of the share plus any amount owed to the holder by the Company in connection with the share, including all declared and unpaid dividends thereon, on the date of such payment and (B) the amount per share such holders would receive if such shares had been converted into Common Stock immediately prior to the date of such payment; provided, however that if the funds available for such payment to the holders of Series D and E Preferred Stock and any other capital stock of the Company ranking on par with them for liquidation purposes are insufficient, all such holders shall be paid proportionally to their holdings out of available funds.

Dividends. Dividends on the Series D and E Preferred Stock equal to 10% per annum (subject to adjustment) will begin to accrue upon issuance and, subject to the satisfaction of certain customary equity conditions, will be payable in shares of Common Stock, provided, however, that the Company may elect to capitalize dividends in lieu of issuing shares of Common Stock by increasing the stated value of each applicable share of Series D and E Preferred Stock. If the Company fails to properly satisfy such equity conditions, such dividends will be capitalized for each holder of Series D and E Preferred Stock (unless such holder waives such failure in order to receive shares of Common Stock as payment for such dividend). Notwithstanding the foregoing, unless the Company obtains the Stockholder Approval (as defined in the Series D and E Certificates of Designations), all dividends shall be capitalized dividends.

Conversion Rights

Conversion at Option of Holder. Each holder of Series D and E Preferred Stock may convert all, or any part, of their outstanding Series D and E Preferred Stock, at any time at such holder’s option, into shares of Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) based on the fixed “Conversion Price” of $3.641.

Adjustments to Conversion Price. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series D and E Preferred Stock will not initially have antidilution protection for issuances below the conversion price then in effect in subsequent placements, if the Company obtains the Stockholder Approval, thereafter the Series D and E Preferred Stock shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Mandatory Conversion. If the closing price of the Common Stock on the principal trading market, if any, in which the shares of Common Stock then trade (the “Principal Market”), equals at least 300% of the Conversion Price for twenty (20) consecutive trading days and no Equity Conditions Failure exists, the Company may require each holder of Series D and E Preferred Stock, on a pro rata basis among all such holders, to convert all, or any number, of the shares of Series D and E Preferred Stock based on the then-current Conversion Price.

Alternate Conversion Upon a Triggering Event. Solely if the Company has obtained the Stockholder Approval, following the occurrence and during the continuance of a Triggering Event (as defined in the Series D and E Certificates of Designations), each holder may alternatively elect to convert the Series D and E Preferred Stock at the “Alternate Conversion Price” equal to the lesser of (A) the Conversion Price, and (B) the greater of (x) the floor price of $0.7282, and (y) 80% of the volume weighted average price of the Common Stock during the 5 consecutive trading days immediately prior to such conversion.

Limitation on Beneficial Ownership. No conversion shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such conversion.

Company Redemption. At any time, the Company shall have the right to redeem in cash all, but not less than all, the shares of Series D and E Preferred Stock then outstanding at the greater of (x) 110% of the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series D and E Preferred Stock. The equity value of the Common Stock underlying the Series D and E Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Exchange Right. Holders of Series D Preferred Stock may elect in writing to participate in certain Subsequent Placements (as defined in the Series D Certificate of Designations) at a value of 105% of the Conversion Amount (as defined in the Series D Certificate of Designations) of the shares of Series D Preferred Stock to be exchanged.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series D and E Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series D and E Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Change of Control Exchange. Upon a change of control of the Company, each holder may require us to exchange the holder’s shares of Series D and E Preferred Stock for consideration equal to the change of Control Election Price (as defined in the Series D and E Certificates of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Series D and E Certificates of Designations will prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the Series D and E Certificates of Designations and the other Transaction Documents.

Voting Rights. The holders of the Series D and E Preferred Stock will have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series D and E Certificates of Designations (or as otherwise required by applicable law).

Covenants. The Series D and E Certificates of Designations will contain a variety of obligations on the part of the Company not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Series D and E Certificates of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series D and E Certificates of Designations.

Reservation Requirements. So long as any Series D and E Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series D and E Preferred Stock then outstanding.

Stockholder Approval

The Company will seek the approval of the Company’s stockholders to the issuance of all of the securities issuable pursuant to the Series D Preferred Stock and the Warrants in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”).

The foregoing description of the Series D Preferred Stock and the Series E Preferred Stock does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Series D Certificate of Designations and the Series E Certificate of Designations, filed herewith as Exhibits 3.1.2 and 3.1.3, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. The Securities, the Series D Preferred Stock and the Series E Preferred Stock were offered and sold pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder.

The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1.1	Certificate of Designations of Series F Convertible Preferred Stock.
3.1.2	Certificate of Designations of Series D Convertible Preferred Stock.
3.1.3	Certificate of Designations of Series E Convertible Preferred Stock.
4.1	Form of Warrant.
10.1	Securities Purchase Agreement dated as of May 13, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto.
10.2	Registration Rights Agreement dated as of May 13, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey S. Ervin
Name:	Jeffrey S. Ervin
Title:	Chief Executive Officer